UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: October 19, 2007
(October 17, 2007)
(Date of earliest event reported)
LOUD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation)	0-26524 (Commission File Number)	91-1432133 (IRS Employer Identification No.)
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(Address of principal executive offices, including zip code)
(425) 487-4333
(Registrant’s telephone number, including area code)
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 17, 2007, LOUD Technologies Inc., (“Loud”), Grace Acquisitionco Limited, Ableco Finance LLC, as collateral agent for the several lenders (“Collateral Agent”), and GMAC Commercial Finance LLC, as administrative agent for the several lenders (“Administrative Agent”) entered into a Waiver and Amendment No. 2 to Financing Agreement (“Waiver”) respecting the waiver of certain defaults existing as of September 30, 2007 under that certain Financing Agreement dated March 30, 2007 among Loud, certain of its subsidiaries (together with Loud, the “Loan Parties”), the Collateral Agent, the Administrative Agent, and the several lenders, as previously amended. The Waiver relates to the Loan Parties’ failure to comply with certain financial covenants set forth in the Financing Agreement, specifically the fixed charge coverage ratio, EBITDA covenant and leverage ratio covenant, as of September 30, 2007, which are collectively identified as the “Designated Events of Default”.
     The Waiver provides that the Collateral Agent, the Administrative Agent and the lenders waive the Designated Events of Default as of and for the quarter ending September 30, 2007; the covenants giving rise to the Designated Events of Default will remain in effect and unwaived for subsequent financial periods. Loud has agreed to pay a waiver fee of $225,000 upon execution of the Waiver, and the interest rates applicable to both term loans covered by the Financing Agreement will increase. The interest rate applicable from and after the date of the Waiver under Term Loan A will increase to LIBOR plus 3.35%, and the interest rate applicable to Term Loan B will increase to LIBOR plus 5.2%. The waiver fee and the increased interest rates will increase the expected financing fees associated with this loan by approximately $531,000 annually without giving effect to any fluctuations in LIBOR.
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The Existing Defaults described in Item 1.01 above were also a triggering event that accelerated a direct financial obligation of Loud and certain of its subsidiaries.
Item 9.01 Financial Statements and Exhibits.

a.	Financial statements.	None.

b.	Pro forma financial statements	None.

c.	Exhibits

Exhibits	Description

10.1	Waiver and Amendment No. 2 to Financing Agreement dated as of October 17, 2007, by and among Loud Technologies, Inc., a Washington corporation, Grace Acquisitionco Limited, a company incorporated under the laws of England and Wales, certain subsidiaries of Loud Technologies, certain lenders, Ableco Finance LLC, a Delaware limited liability company (“Ableco”), as collateral agent for the lenders, and GMAC Commercial Finance LLC (“GMAC”), as administrative agent for the lenders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 17, 2007

LOUD Technologies Inc.

By:	/s/ James T. Engen

James T. Engen
Chairman, President and Chief Executive Officer